UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2017

PUBLIC STORAGE

(Exact name of registrant as specified in its charter)

Maryland	001-33519	95-3551121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2017, the Board of Trustees (the “Board”) of Public Storage (the “Company”) increased the size of the Board to nine trustees and, in connection with such increase, appointed Leslie S. Heisz, age 56,  to serve as trustee of the Company effective February 23, 2017.  Ms. Heisz has extensive experience in investment banking and finance, serving in executive-level roles at firms including Lazard Freres & Co., Wasserstein Perella & Co. and Salomon Brothers.  She currently serves on the boards of directors of Kaiser Permanente and Edwards Life  Sciences, and she recently completed service to the boards of Ingram Micro Inc. and Towers Watson.

Ms. Heisz’s will receive compensation consistent with that received by the Company’s other non-employee trustees, as disclosed in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 16, 2016, in connection with the Company’s 2016 annual meeting of shareholders..  Ms. Heisz is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On February 22, 2017, the Company issued a press release announcing Ms. Heisz’s appointment to the Board. A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
99.1	Press Release, dated February 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ Lily Y Hughes
Date: February 22, 2017		Lily Y. Hughes Senior Vice President, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.
99.1	Press Release, dated February 22, 2017.